Exhibit 99.3

FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”) 1385 West 8th Avenue, Suite 540 Vancouver, BC, Canada V6H 3V9

Item 2:	Date of Material Change

May 13, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on May 14, 2019 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On May 14, 2019, Zymeworks and Iconic Therapeutics, Inc. (“Iconic”) announced that the two companies had entered into a licensing agreement that grants Iconic non-exclusive rights to Zymeworks’ proprietary ZymeLink™ antibody-drug conjugate (“ADC”) platform for the development of its ICON-2 Tissue Factor ADC for cancer.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On May 14, 2019, Zymeworks and Iconic, a venture-backed biopharmaceutical company dedicated to translating an understanding of the role of Tissue Factor biology to new therapeutics for diseases such as macular degeneration and cancer, announced that the two companies had entered into a licensing agreement granting Iconic non-exclusive rights to Zymeworks’ proprietary ZymeLink™ ADC platform for the development of its ICON-2 Tissue Factor ADC for cancer. This is the first collaboration leveraging the ZymeLink platform and represents Zymeworks’ third technology platform licensed to a collaborator.

Under the terms of the agreement, Zymeworks will be eligible to receive development and commercial milestone payments and tiered royalties on worldwide net sales. The agreement also provides Zymeworks co-promotion rights with increased royalties for products developed using the Iconic ADC program. If Iconic outlicenses the program, in lieu of co-promotion rights, Zymeworks will receive a share of the revenue Iconic receives from any partners as well as tiered royalties on worldwide net sales.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

May 15, 2019

Cautionary Note Regarding Forward-Looking Statements

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to potential milestone payments, royalties and other revenue, co-promotion rights, ZymeLink’s effect on the ADC field and its potential with respect to therapeutic treatment and development of therapeutic candidates, and other information that is not historical information. When used herein, words and phrases such as “will,” “eligible to,” “entitled to,” “look forward to,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.